                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 ____________

                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


       Date of report (Date of earliest event reported):  July 21, 1999


                         TARGETED GENETICS CORPORATION
              (Exact name of registrant as specified in charter)

          Washington                       0-23930                         91-1549568
(State or other jurisdiction of    (Commission File Number)     (IRS Employer Identification No.)
         incorporation)


                           1100 Olive Way, Suite 100
                          Seattle, Washington  98101
              (Address of principal executive offices) (Zip Code)

                                (206) 623-7612
             (Registrant's telephone number, including area code)
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Item 5.  Other Events

     On July 21, 1999, Targeted Genetics Corporation (the "Company") entered into a joint venture with Elan International Services, Ltd. ("EIS"), an affiliate of Elan Corporation, PLC ("Elan"), to develop and commercialize enhanced gene delivery platforms that can be applied to a number of gene candidates. Pursuant to the joint venture, the Company, EIS and Elan entered into a Securities Purchase Agreement and a Funding Agreement; the Company and EIS entered into a Company Registration Rights Agreement and a Convertible Promissory Note; the Company and the newly created joint venture ("Newco") entered into a License Agreement; Elan and Newco entered into a License Agreement, and the Company, Elan, EIS and Newco entered into a Subscription, Joint Development and Operating Agreement (collectively, the "Transaction Documents").

     Pursuant to the Transaction Documents, the Company subscribes for 80.1% of Newco's initial outstanding shares of common stock for $12.015 million, and Elan subscribes for 19.9% of Newco's initial outstanding shares of common stock for $2.985 million. The Company obtains funds to provide its portion of the Newco funding by issuing and selling shares of a newly created series of convertible, exchangeable preferred stock to Elan, for a purchase price of $12.015 million. For a period of 36 months following the signing of the Transaction Documents, and at the request of the Company, Elan is required to purchase up to $12.015 million of a new series of convertible debt to be issued by the Company. In addition, Elan further invests in the Company equity by purchasing the Company's common stock at a premium, for a total of up to $10 million. This investment will be made in two $5 million tranches. The first tranche is payable upon the signing of the Transaction Documents, and the second tranche will be paid one year after the signing of the Transaction Documents if the Company decides at its option to sell to Elan common stock at a premium for an additional $5 million.

     Except for certain exclusions necessitated by existing agreements of Elan and the Company, Newco will have access to all of Elan's drug delivery technology and all of the Company's gene delivery technology. Elan and the Company envision a program in which various permutations of drug delivery and gene delivery technologies will be explored and at least one potential product will be advanced into clinical trials.

     The Securities Purchase Agreement is attached hereto as Exhibit 1.1, the Company Registration Rights Agreement is attached hereto as Exhibit 1.2, the Funding Agreement is attached hereto as Exhibit 1.3, the Subscription, Joint Development and Operating Agreement is attached hereto as Exhibit 1.4, the Convertible Promissory Note is attached hereto as Exhibit 1.5, the Company License Agreement is attached hereto as Exhibit 1.6, and the Elan License Agreement is attached hereto as Exhibit 1.7. The Articles of Amendment of the Company, incorporating the Designation of Rights and Preferences for the newly issued preferred stock, are attached hereto as Exhibit 1.8. The First Amendment of Rights Agreement of the Company, designed to prevent the Rights Agreement from being triggered by this transaction, is attached hereto as Exhibit 1.9.

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Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

     (c)   Exhibits.


Exhibit No.    Description
----------     -----------

    1.1 Securities Purchase Agreement, dated as of July 21, 1999, among the Company, EIS and Elan.

    1.2 Registration Rights Agreement, dated as of July 21, 1999, by and among the Company and EIS.

    1.3 Funding Agreement, dated as of July 21, 1999, among the Company, EIS and Elan.

    1.4* Subscription, Joint Development and Operating Agreement, dated as of July 21, 1999, among Elan, EIS, the Company and Newco.

    1.5 Convertible Promissory Note, dated July 21, 1999, issued by the Company to EIS

    1.6* License Agreement dated July 21, 1999, by and between the Company and Newco.

    1.7*       License Agreement dated July 21, 1999, by and between Elan and
               Newco.

    1.8 Articles of Amendment of the Company, filed with the State of Washington on July 21, 1999.

    1.9        First Amendment of Rights Agreement of the Company, dated
               July 21, 1999.

________________________

     * Confidential Treatment Requested; the omitted material has been separately filed with the Securities Exchange Commission.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              TARGETED GENETICS CORPORATION


                              By: /s/  James A. Johnson
                                  -----------------------------------
                                  James A. Johnson
                                  Chief Financial Officer
                                  (Authorized Officer and Principal
                                  Financial Officer)

Dated:  August 4, 1999

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                                 Exhibit Index


Exhibit No.    Description
----------     -----------
   1.1         Securities Purchase Agreement, dated as of July 21, 1999, among the Company, EIS and Elan.

   1.2 Registration Rights Agreement, dated as of July 21, 1999, by and among the Company and EIS.

   1.3 Funding Agreement, dated as of July 21, 1999, among the Company, EIS and Elan.

   1.4* Subscription, Joint Development and Operating Agreement, dated as of July 21, 1999, among Elan, EIS, the Company and Newco.

   1.5 Convertible Promissory Note, dated July 21, 1999, issued by the Company to EIS

   1.6* License Agreement dated July 21, 1999, by and between the Company and Newco.

   1.7*        License Agreement dated July 21, 1999, by and between Elan and
               Newco.

   1.8 Articles of Amendment of the Company, filed with the State of Washington on July 21, 1999.

   1.9         First Amendment of Rights Agreement of the Company, dated July
               21, 1999.

________________________

* Confidential Treatment Requested; the omitted material has been separately filed with the Securities Exchange Commission.